Exhibit (h)(xxviii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                                   SCHEDULE A
                           TO PARTICIPATION AGREEMENT
                                     AMONG
                              MTB GROUP OF FUNDS,
                            EDGEWOOD SERVICES, INC.
                         MTB INVESTMENT ADVISORS, INC.
                    AND THE HARTFORD LIFE INSURANCE COMPANY

               SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND FUNDS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED BY THE COMPANY NAME OF CONTRACT FUNDED BY SEPARATE ACCOUNT AND POLICY FORM NUMBERS OF CONTRACTS FUNDED

Hartford Life Insurance Company                              Form Number HLVA03
Separate Account Two


APPLICABLE FUND                                             CUSIP
MTB Large Cap Growth Fund II                                55376T 73 4
MTB Large Cap Value Fund II                                 55376T 65 0
MTB Managed Allocation Fund:  Moderate Growth II            55376T 57 5
MTB Managed Allocation Fund:  Aggressive Growth II          55376V 81 2
MTB Managed Allocation Fund:  Conservative Growth II        55376V 82 0







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
       IN WITNESS WHEREOF, each of the parties has caused this Schedule A to be executed in its name and on its behalf by its duly authorized representative as of March 8, 2005, to become effective on May 1, 2005.

THE HARTFORD LIFE INSURANCE COMPANY,             MTB GROUP OF  FUNDS,
on its behalf and on behalf of each              on its behalf and on behalf of
Separate Account named in Schedule A,            each Fund named in Schedule A,
as may be amended from time to time              as may be amended from time to
                                                 time

By its authorized officer,
                                                 By its authorized officer,

By:  /s/ Robert Arena
Name:  Robert Arena                              By:  /s/ Beth S. Broderick
Its:  Vice President                             Name:  Beth S. Broderick
Date:                                            Its:  Vice President
                                                 Date:

EDGEWOOD SERVICES, INC.                          MTB INVESTMENT ADVISORS, INC.




By its authorized officer,                      By its authorized officer,


By:  /s/ Charles L. Davis, Jr.                  By:  /s/ William F. Dwyer
Name:  Charles L. Davis, Jr.                    Name:  William F. Dwyer
Its:   President                                Its:  President
Date:                                           Date:





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
                                   SCHEDULE C
                           TO PARTICIPATION AGREEMENT
                                     AMONG
                              MTB GROUP OF FUNDS,
                            EDGEWOOD SERVICES, INC.
                         MTB INVESTMENT ADVISORS, INC.
                    AND THE HARTFORD LIFE INSURANCE COMPANY

                        Services Provided by the Company

       Pursuant to Article V of the Agreement, the Company shall perform all administrative and shareholder services with respect to the Contracts and plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and plans. The Company will maintain accounts with each Fund on behalf of Contract owners, and such account shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners.

2. Disbursing or crediting to contract owners and all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Preparing and transmitting to Contract owners, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares) and such other information as may be required, from time to time, by Contract owners.

4. Providing communication support services including providing information about the Funds and answering questions concerning the Funds (including questions respecting Contract owners' interests in one or more Funds).

5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Contract owners.

6. Generating written confirmations and quarterly statements to Contract owners.

7. Distributing to Contract owners to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders, notices and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8. Transmitting purchase and redemption orders to the Trust on behalf of the Contract owners and plans.

9. Facilitating the tabulation of Contract owners' votes in the event of a meeting of Fund shareholders; providing information relating to the Contracts and share balances under such Contracts to the Trust as may be reasonably requested.

10. Administering fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds.

11.    Providing other services as may be agreed upon from time to time.

       In consideration for the Company providing these services, the Trust and/or the Advisor agree to pay the Company in an amount equal to the following annual fee, based on the average daily net assets of the Funds held by the Accounts underlying the Contracts listed below, such amounts to be paid within 30 days of the end of each month.

       For purposes of computing the payment to the Company, the Company shall compute the average daily net assets of Shares held in the Accounts over a monthly period by totaling such Accounts' aggregate investments (share net asset value multiplied by total number of Shares held by such Accounts) on each Business Day during the calendar month, and dividing by the total number of Business Days during such month. The payment to the Company shall be calculated by the Company and communicated to the Trust and Advisor at the end of each calendar month and will be paid to the Company within 30 days thereafter.

CONTRACT                                                              ANNUAL FEE

Hartford Life Insurance Company Separate Account Two Contract
Form HLVA03 (Director Ultra)                                               0.35%



       IN WITNESS WHEREOF, each of the parties has caused this Schedule C to be executed in its name and on its behalf by its duly authorized representative as of March 8, 2005, to become effective on May 1, 2005.

THE HARTFORD LIFE INSURANCE COMPANY,              MTB GROUP OF  FUNDS,
on its behalf and on behalf of each               on its behalf and on behalf of
Separate Account name in Schedule A,              each Fund named in Schedule A,
as may be amended from time to time               as may be amended from time to
                                                  time
By its authorized officer,
                                                  By its authorized officer,

By:  /s/ Robert Arena
Name:  Robert Arena                               By:  /s/ Beth S. Broderick
Its:  Vice President                              Name:  Beth S. Broderick
                                                  Its:  Vice President
EDGEWOOD SERVICES, INC.                           MTB INVESTMENT ADVISORS, INC.




By its authorized officer,                        By its authorized officer,


By:  /s/ Charles L. Davis, Jr.                    By:  /s/ William F. Dwyer
Name:  Charles L. Davis, Jr.                      Name: William F. Dwyer
Its:  President                                   Its:   President





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